Exhibit 99.1

Deutsche Bank

Annual General Meeting 2023

Voting Results

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2023

Voting results

Item 2	Appropriation of distributable profit for the 2022 financial year - proposal pursuant to convocation corrected for own shares approved
882,732,066	shares for which valid votes were submitted (= 43.27% of the share capital)
880,788,748	yes votes	99.78%
1,943,318	no votes	0.22%
Item 3	Ratification of the acts of management of the members of the Management Board for the 2022 financial year

Mr. Christian Sewing - acts of management ratified
869,142,561	shares for which valid votes were submitted (= 42.60% of the share capital)
829,047,379	yes votes	95.39%
40,095,182	no votes	4.61%
Mr. James von Moltke - acts of management ratified
868,712,920	shares for which valid votes were submitted (= 42.58% of the share capital)
828,858,969	yes votes	95.41%
39,853,951	no votes	4.59%
Mr. Karl von Rohr - acts of management ratified
836,683,863	shares for which valid votes were submitted (= 41.01% of the share capital)
795,458,686	yes votes	95.07%
41,225,177	no votes	4.93%
Mr. Fabrizio Campelli - acts of management ratified
867,572,684	shares for which valid votes were submitted (= 42.52% of the share capital)
827,501,202	yes votes	95.38%
40,071,482	no votes	4.62%
Mr. Bernd Leukert - acts of management ratified
836,402,415	shares for which valid votes were submitted (= 41.00% of the share capital)
795,913,598	yes votes	95.16%
40,488,817	no votes	4.84%
Mr. Stuart Lewis - acts of management ratified
845,278,577	shares for which valid votes were submitted (= 41.43% of the share capital)
800,975,823	yes votes	94.76%
44,302,754	no votes	5.24%
Mr. Alexander von zur Mühlen - acts of management ratified
868,250,734	shares for which valid votes were submitted (= 42.56% of the share capital)
828,375,378	yes votes	95.41%
39,875,356	no votes	4.59%
Ms. Christiana Riley - acts of management ratified
868,135,382	shares for which valid votes were submitted (= 42.55% of the share capital)
828,217,887	yes votes	95.40%
39,917,495	no votes	4.60%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2023

Voting results

Ms. Rebecca Short - acts of management ratified
868,301,344	shares for which valid votes were submitted (= 42.56% of the share capital)
828,722,653	yes votes	95.44%
39,578,691	no votes	4.56%
Mr. Stefan Simon - acts of management ratified
867,831,523	shares for which valid votes were submitted (= 42.54% of the share capital)
827,808,511	yes votes	95.39%
40,023,012	no votes	4.61%
Mr. Olivier Vigneron - acts of management ratified
868,011,012	shares for which valid votes were submitted (= 42.54% of the share capital)
828,249,569	yes votes	95.42%
39,761,443	no votes	4.58%
Item 4	Ratification of the acts of management of the members of the Supervisory Board for the 2022 financial year

Mr. Alexander Wynaendts - acts of management ratified
836,562,823	shares for which valid votes were submitted (= 41.00% of the share capital)
795,807,508	yes votes	95.13%
40,755,315	no votes	4.87%
Dr. Paul Achleitner - acts of management ratified
845,415,703	shares for which valid votes were submitted (= 41.44% of the share capital)
798,302,790	yes votes	94.43%
47,112,913	no votes	5.57%
Mr. Detlef Polaschek - acts of management ratified
836,025,085	shares for which valid votes were submitted (= 40.98% of the share capital)
795,138,325	yes votes	95.11%
40,886,760	no votes	4.89%
Mr. Norbert Winkeljohann - acts of management ratified
836,451,333	shares for which valid votes were submitted (= 41.00% of the share capital)
795,514,508	yes votes	95.11%
40,936,825	no votes	4.89%
Mr. Ludwig Blomeyer-Bartenstein - acts of management ratified
835,908,505	shares for which valid votes were submitted (= 40.97% of the share capital)
795,281,672	yes votes	95.14%
40,626,833	no votes	4.86%
Ms. Mayree Clark - acts of management ratified
836,169,945	shares for which valid votes were submitted (= 40.98% of the share capital)
796,181,079	yes votes	95.22%
39,988,866	no votes	4.78%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2023

Voting results

Mr. Jan Duscheck - acts of management ratified
835,657,384	shares for which valid votes were submitted (= 40.96% of the share capital)
794,945,086	yes votes	95.13%
40,712,298	no votes	4.87%
Ms. Manja Eifert - acts of management ratified
835,615,591	shares for which valid votes were submitted (= 40.96% of the share capital)
795,663,505	yes votes	95.22%
39,952,086	no votes	4.78%
Dr. Gerhard Eschelbeck - acts of management ratified
844,942,568	shares for which valid votes were submitted (= 41.41% of the share capital)
804,111,745	yes votes	95.17%
40,830,823	no votes	4.83%
Mr. Sigmar Gabriel - acts of management ratified
836,183,997	shares for which valid votes were submitted (= 40.98% of the share capital)
793,339,932	yes votes	94.88%
42,844,065	no votes	5.12%
Mr. Timo Heider - acts of management ratified
835,715,872	shares for which valid votes were submitted (= 40.96% of the share capital)
794,949,119	yes votes	95.12%
40,766,753	no votes	4.88%
Ms. Martina Klee - acts of management ratified
836,068,795	shares for which valid votes were submitted (= 40.98% of the share capital)
795,984,445	yes votes	95.21%
40,084,350	no votes	4.79%
Ms. Henriette Mark - acts of management ratified
844,889,490	shares for which valid votes were submitted (= 41.41% of the share capital)
804,102,770	yes votes	95.17%
40,786,720	no votes	4.83%
Ms. Gabriele Platscher - acts of management ratified
835,799,434	shares for which valid votes were submitted (= 40.97% of the share capital)
795,572,006	yes votes	95.19%
40,227,428	no votes	4.81%
Mr. Bernd Rose - acts of management ratified
835,793,195	shares for which valid votes were submitted (= 40.97% of the share capital)
795,087,916	yes votes	95.13%
40,705,279	no votes	4.87%
Mr. Yngve Slyngstad - acts of management ratified
836,104,293	shares for which valid votes were submitted (= 40.98% of the share capital)
795,446,517	yes votes	95.14%
40,657,776	no votes	4.86%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2023

Voting results

Mr. John Alexander Thain - acts of management ratified
836,180,647	shares for which valid votes were submitted (= 40.98% of the share capital)
795,485,863	yes votes	95.13%
40,694,784	no votes	4.87%
Ms. Michele Trogni - acts of management ratified
836,271,595	shares for which valid votes were submitted (= 40.99% of the share capital)
796,135,793	yes votes	95.20%
40,135,802	no votes	4.80%
Dr. Dagmar Valcárcel - acts of management ratified
836,296,752	shares for which valid votes were submitted (= 40.99% of the share capital)
795,622,293	yes votes	95.14%
40,674,459	no votes	4.86%
Mr. Stefan Viertel - acts of management ratified
835,787,899	shares for which valid votes were submitted (= 40.97% of the share capital)
795,149,223	yes votes	95.14%
40,638,676	no votes	4.86%
Dr. Theodor Weimer - acts of management ratified
836,303,402	shares for which valid votes were submitted (= 40.99% of the share capital)
795,698,974	yes votes	95.14%
40,604,428	no votes	4.86%
Mr. Frank Werneke - acts of management ratified
836,243,962	shares for which valid votes were submitted (= 40.99% of the share capital)
794,728,637	yes votes	95.04%
41,515,325	no votes	4.96%
Mr. Frank Witter - acts of management ratified
836,122,716	shares for which valid votes were submitted (= 40.98% of the share capital)
795,625,370	yes votes	95.16%
40,497,346	no votes	4.84%
Item 5	Election of the auditor for the 2023 financial year, interim accounts - proposal pursuant to convocation approved
873,087,014	shares for which valid votes were submitted (= 42.79% of the share capital)
861,303,715	yes votes	98.65%
11,783,299	no votes	1.35%
Item 6	Resolution to be taken on the approval of the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2022 financial year - proposal pursuant to convocation approved
880,145,375	shares for which valid votes were submitted (= 43.14% of the share capital)
783,987,321	yes votes	89.07%
96,158,054	no votes	10.93%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2023

Voting results

Item 7

Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights - proposal pursuant to convocation approved

880,962,664	shares for which valid votes were submitted (= 43.18% of the share capital)
859,494,951	yes votes	97.56%
21,467,713	no votes	2.44%
Item 8	Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71 (1) No. 8 Stock Corporation Act - proposal pursuant to convocation approved
880,864,337	shares for which valid votes were submitted (= 43.17% of the share capital)
865,249,171	yes votes	98.23%
15,615,166	no votes	1.77%
Item 9a	Election of Mrs. Mayree Clark as member of the Supervisory Board - proposal pursuant to convocation approved
873,993,335	shares for which valid votes were submitted (= 42.84% of the share capital)
800,948,970	yes votes	91.64%
73,044,365	no votes	8.36%
Item 9b	Election of Mr. John Alexander Thain as member of the Supervisory Board - proposal pursuant to convocation approved
878,400,467	shares for which valid votes were submitted (= 43.05% of the share capital)
826,668,012	yes votes	94.11%
51,732,455	no votes	5.89%
Item 9c	Election of Mrs. Michele Trogni as member of the Supervisory Board - proposal pursuant to convocation approved
877,551,141	shares for which valid votes were submitted (= 43.01% of the share capital)
823,159,298	yes votes	93.80%
54,391,843	no votes	6.20%
Item 9d	Election of Mr. Professor Dr. Norbert Winkeljohann as member of the Supervisory Board - proposal pursuant to convocation approved
880,462,344	shares for which valid votes were submitted (= 43.15% of the share capital)
754,744,236	yes votes	85.72%
125,718,108	no votes	14.28%
Item 10a	Amendment to the Articles of Association to authorize the Management Board to allow for a virtual General Meeting to be held - proposal pursuant to convocation approved
873,427,493	shares for which valid votes were submitted (= 42.81% of the share capital)
764,560,495	yes votes	87.54%
108,866,998	no votes	12.46%

Deutsche Bank

Deutsche Bank Aktiengesellschaft - General Meeting 2023

Voting results

Item 10b

Subsequent amendments to the Articles of Association resulting from the authorization of the Management Board to allow for a virtual General Meeting to be held - proposal pursuant to convocation approved

873,586,569	shares for which valid votes were submitted (= 42.82% of the share capital)
863,173,562	yes votes	98.81%
10,413,007	no votes	1.19%
Item 10c

Amendment to the Articles of Association to enable the participation of members of the Supervisory Board in General Meetings by way of audio and video transmission - proposal pursuant to convocation approved

873,396,274	shares for which valid votes were submitted (= 42.81% of the share capital)
859,724,597	yes votes	98.43%
13,671,677	no votes	1.57%
Item 10d	Amendments to the Articles of Association to adjust the information for the share register - proposal pursuant to convocation approved
881,810,502	shares for which valid votes were submitted (= 43.22% of the share capital)
877,339,524	yes votes	99.49%
4,470,978	no votes	0.51%
Item 11	Amendments to the Articles of Association relating to Supervisory Board compensation - proposal pursuant to convocation approved
881,007,779	shares for which valid votes were submitted (= 43.18% of the share capital)
865,006,503	yes votes	98.18%
16,001,276	no votes	1.82%